UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2003

 Datatec Systems, Inc.
(Exact name of registrant as specified in its chapter)

 Delaware
(State or other jurisdiction
of incorporation)

 000-20688
(Commission
File Number)

 94-2914253
(IRS Employer
Identification No.)

 23 Madison Road, Fairfield, New Jersey
(Address of principal executive offices)

 07004
(Zip Code)

Registrant's telephone number, including area code: (973) 808-4000

 N/A
(Former name or former address, if changed since last report)

 Item 5. Other Events and Required FD Disclosure.

On July 28, 2003, Datatec Systems, Inc. (the "Company") announced that it raised gross proceeds of $3.49 million in a private placement (the "Offering") of 3,696,621 shares of its common stock, $.001 par value per share (the "Common Stock"), and 1,848,306 Common Stock purchase warrants that expire on July 28, 2008 (the "Warrants").  For every two shares of Common Stock purchased by an investor, such investor received a Warrant to purchase one share of Common Stock at an exercise price of $1.3637 per share.  Upon closing and excluding the shares of Common Stock underlying the Warrants, the Company has approximately 47,820,035 million shares of Common Stock outstanding.  The Company has also agreed to file a registration statement for the resale of these shares of Common Stock and the shares underlying the Warrants, and to use its commercially reasonable efforts to cause such registration statement to be declared effective within 90 days of the closing.  The Company intends to use the net proceeds to repay certain existing indebtedness on a revolving credit facility with IBM Credit LLC and to fund working capital.  The placement agent for the Offering was Joseph Stevens & Company, Inc. ("Joseph Stevens").  As part of its fee for the Offering, the Company issued 554,492 Common Stock warrants to Joseph Stevens with an exercise price of $1.3637 and an expiration date of July 28, 2008.

In connection with the Offering, on July 28, 2003, the Company issued 700,000 Common Stock warrants to certain entities related to the Palladin Group L.P. (the "Palladin Entities") with an exercise price of $0.9441 and an expiration date of July 28, 2007 in exchange for the Palladin Entities' waiver of their right of first refusal and right for an anti-dilution adjustment pursuant to their subordinated secured convertible notes (the "Notes").  In addition, the Company and the Palladin Entities agreed to amend the Notes by extending the maturity date to April 3, 2005 from October 3, 2004 and revising the repayment schedule so that principal will be repaid over sixteen equal monthly payments instead of ten equal monthly payments.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the documents attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, which are hereby incorporated by reference.

 Item 7. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.

Exhibits

10.1

Form of Subscription Agreement made between Datatec Systems, Inc. and the undersigned prospective investor.

10.2

Form of Amendment to Subscription Agreement made between Datatec Systems, Inc. and the undersigned prospective investor.

10.3

Form of Common Stock Purchase Warrant to purchase shares of Common Stock of Datatec Systems, Inc. dated July 28, 2003 issued to investors.

10.4

Form of Common Stock Purchase Warrant Certificate to purchase shares of Common Stock of Datatec Systems, Inc. dated July 28, 2003 issued to Joseph Stevens & Company, Inc.

10.5

Amendment and Waiver Agreement, dated as of July 28, 2003, by and among Datatec Systems, Inc. and Palladin Partners I, L.P., Palladin Multi-Strategy Partners, L.P., DeAM Convertible Arbitrage Fund, Ltd., Palladin Overseas Fund, Ltd., Palladin Opportunity Fund, LLC and Palladin Overseas Multi-Strategy Fund, Ltd.

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Datatec Systems, Inc.

Dated: July 30, 2003

By:________________________________

Name: Mark Hirschhorn

Title: Chief Financial Officer